    As filed with the Securities and Exchange Commission on January 24, 2002
                                                           Registration No. 333-


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                                  SPECTRX, INC.
               (Exact name of issuer as specified in its charter)

                 Delaware                              58-2029543
      (State or other jurisdiction of     (I.R.S. Employee Identification No.)
      incorporation or organization)

             6025A Unity Drive
             Norcross, Georgia                           30071
    (Address of principal executive offices)          (Zip Code)

                                   -----------

                         STERLING MEDIVATIONS, INC. 2000
                              STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                   -----------

                              Thomas H. Muller, Jr.
                                6025A Unity Drive
                             Norcross, Georgia 30071
                     (Name and address of agent for service)

                                 (770) 242-8723
          (Telephone number, including area code, of agent for service)

                                 With a copy to:
                              Lisa A. Stater, Esq.
                           Jones, Day, Reavis & Pogue
                               3500 SunTrust Plaza
                           303 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-3242

                                   -----------


                                              CALCULATION OF REGISTRATION FEE
=============================== ======================= ========================== ======================== ====================
                                                           Proposed maximum           Proposed maximum
     Title of securities             Amount to be            offering price               aggregate              Amount of
       to be registered               registered              per share(1)            offering price(1)     registration fee(3)
------------------------------- ----------------------- -------------------------- ------------------------ --------------------
Common Stock, $.001 par value     93,765 shares(2)               $1.3683                  $128,300                  $12
=============================== ======================= ========================== ======================== ====================

         (1) Estimated solely for the purpose of computing the registration in accordance with Rules 457(h), under the Securities Act of 1933. With respect to the shares to be registered, which are subject to outstanding options, the offering price is based on the weighted average exercise price of those options.

         (2) Represents the number of shares issuable under the Sterling Medivations, Inc. 2000 Stock Incentive Plan (the "Plan") pursuant to outstanding options assumed by SpectRx under the Agreement and Plan of Merger, dated as of December 31, 2001, by and among SpectRx, Inc., SM Merger Sub, Inc., Sterling Medivations, Inc. and certain major stockholders of Sterling Medivations, including shares issuable in connection with the earnout provisions of such merger agreement. In accordance with Rule 416 under the Securities Act of 1933, in addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon adjustment due to stock splits, stock dividends and anti-dilution provisions, and other adjustment provisions as provided in the Plan.

         (3) The registration fee is calculated by multiplying the product of the proposed maximum offering price per share and the number of shares to be registered by .000092.

                                EXPLANATORY NOTE

In accordance with the Note to Part I of Form S-8, the information specified in
Part I of Form S-8 has been omitted from this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed by SpectRx, Inc. (the "Company") (File No. 0-22179) with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

         (a) The Annual Report of the Company on Form 10-K for the year ended December 31, 2000, filed on April 2, 2001;

         (b)      All other reports filed with the Commission pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2000; and

         (c) The description of the common stock in the Company's registration statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934 on June 11, 1997, including the information incorporated by reference into that registration statement from the registration statement on Form S-1, as amended, filed February 27, 1997.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be made a part hereof from the respective dates of filing such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the prospectus or this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors and officers to the Company or its stockholders for monetary damages arising from a breach of their fiduciary duties to the fullest extent permitted by Delaware law and that authorize the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

         The Company's Bylaws provide that the Company shall indemnify its directors and officers, including circumstances in which indemnification is otherwise discretionary under Delaware law. Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933. The Company has entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

        Exhibit
        Number    Description
        ------    -----------

         *4       Sterling Medivations, Inc. 2000 Stock Incentive Plan

         *5       Opinion of Jones, Day, Reavis & Pogue

         23.1     Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5)

         *23.2    Consent of Arthur Andersen LLP

         24 Power of Attorney (included in the signature page of this registration statement)

         99 Agreement and Plan of Merger, dated as of December 31, 2001, by and among SpectRx, Inc., SM Merger Sub, Inc., Sterling
                  Medivations, Inc. and certain major stockholders of Sterling
                  Medivations (filed as Exhibit 2.1 to the Current Report on
                  Form 8-K, dated and filed with the Securities and Exchange
                  Commission on January 14, 2002, and incorporated herein by reference)

--------------------
* filed herewith



Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act or 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on the 24th day of January, 2002.


                                       SPECTRX, INC.



                                       By: /s/ THOMAS H. MULLER, JR.
                                          --------------------------------------
                                              Thomas H. Muller, Jr.
                                              Executive Vice President and Chief
                                              Financial Officer


         Each person whose signature appears below hereby constitutes and appoints Mark A. Samuels and Thomas H. Muller, Jr., and either of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



          Signature                              Title                                    Date
          ---------                              -----                                    ----

                                   Chairman, Chief Executive Officer and Director
  /s/ MARK A. SAMUELS              (Principal Executive Offier)                      January 24, 2002
---------------------------
Mark A. Samuels

                                   Executive Vice President and Chief Financial
  /s/ THOMAS H. MULLER, JR.        Officer (Principal Financial and Accounting       January 24, 2002
----------------------------       Officer)
Thomas H. Muller, Jr.


  /s/ KEITH D. IGNOTZ              President, Chief Operating Officer and Director   January 24, 2002
----------------------------
Keith D. Ignotz


  /s/ CHARLES G. HADLEY            Director                                          January 24, 2002
----------------------------
Charles G. Hadley


  /s/ EARL R. LEWIS                Director                                          January 24, 2002
----------------------------
Earl R. Lewis


/s/ WILLIAM E. ZACHARY             Director                                          January 24, 2002
----------------------------
William E. Zachary


/s/ CHRIS MONAHAN                  Director                                          January 24, 2002
----------------------------
Chris Monahan

                                  EXHIBIT INDEX




        Exhibit
        Number                         Description
        ------                         -----------

         *4       Sterling Medivations, Inc. 2000 Stock Incentive Plan

         *5       Opinion of Jones, Day, Reavis & Pogue

         23.1     Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5)

        *23.2     Consent of Arthur Andersen LLP

         24 Power of Attorney (included in the signature page of this registration statement)

         99 Agreement and Plan of Merger, dated as of December 31, 2001, by and among SpectRx, Inc., SM Merger Sub, Inc., Sterling
                  Medivations, Inc. and certain major stockholders of Sterling
                  Medivations (filed as Exhibit 2.1 to the Current Report on
                  Form 8-K, dated and filed with the Securities and Exchange
                  Commission on January 14, 2002, and incorporated herein by reference)

--------------------
* filed herewith